UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2009

TIME WARNER CABLE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

60 Columbus Circle, New York, New York 10023

(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 364-8200

One Time Warner Center, North Tower, New York, New York 10019
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities

          As previously announced, Time Warner Cable Inc. (the “Company”) and Time Warner Inc. (“Time Warner”) have agreed to legally and structurally separate the Company from Time Warner (the “Separation”). In connection with the Separation, on February 25, 2009, the Company issued 80 million shares of its Class A common stock, par value $0.01 per share (the “TWC Class A common stock”), to Historic TW Inc. (“Historic TW”), a subsidiary of Time Warner, in exchange for Historic TW’s 12.43% non-voting common stock interest in TW NY Cable Holding Inc., a subsidiary of the Company.

          The shares of TWC Class A common stock issued to Historic TW were issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving any public offering. The offering was not a “public offering” as defined in Section 4(2) because only one person was involved in the transaction and because the Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the securities and has not offered securities to the public in connection with the issuance and sale.

Item 8.01	Other Events

          On February 26, 2009, the Company’s Board of Directors declared a special cash dividend of $10.27 per share (aggregating approximately $10.9 billion) (the “Special Dividend”), payable to holders of record as of the close of business on March 11, 2009 of TWC Class A common stock and the Company’s Class B common stock, par value $0.01 per share (the “TWC Class B common stock”), including Time Warner. If the conditions to the payment of the special dividend are met in accordance with the timing currently contemplated, the payment date for the Special Dividend will be March 12, 2009.

          As previously announced, Time Warner has notified the Company that it intends to effect the Separation as a pro rata stock dividend of all shares of the Company’s common stock held by Time Warner to holders of Time Warner’s common stock (the “Spin-Off Dividend”). On February 26, 2009, Time Warner announced that its board of directors has set 8:00 P.M. on March 12, 2009 as the record date for the Spin-Off Dividend. If the conditions to the distribution of the Spin-Off Dividend are met in accordance with the timing currently contemplated, the distribution date for the Spin-Off Dividend will be on or about March 27, 2009.

          On March 12, 2009, after the Company pays the Special Dividend, each outstanding share of TWC Class A common stock and TWC Class B common stock will be reclassified into one share of the Company’s common stock, par value $0.01 per share (the “TWC Common Stock”) (the “Recapitalization”), and the Company will implement a 1-for-3 reverse stock split of the TWC Common Stock. The shares distributed by Time Warner in the Spin-Off Dividend will reflect both the Recapitalization and the reverse stock split. Following the Recapitalization and the reverse stock split, the TWC Common Stock will continue to trade on the New York Stock Exchange under the symbol “TWC.”

          On February 26, 2009, the Company issued a press release announcing the declaration of the Special Dividend and the effective date of the Company’s reverse stock split and Time Warner issued a press release announcing the declaration of the Spin-Off Dividend. The press release issued by the Company is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	Press Release of Time Warner Cable Inc., dated February 26, 2009.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.

By:	/s/ Robert D. Marcus
Name:	Robert D. Marcus
Title:	Senior Executive Vice President

& Chief Financial Officer

Date:	February 26, 2009